                                        SECURITIES AND EXCHANGE COMMISSION

                                              WASHINGTON, D.C.  20549

                                                     FORM 8-K

                                                  CURRENT REPORT
                                        Pursuant to Section 13 or 15(d) of
                                        the Securities Exchange Act of 1934

                                 Date of Report (Date of earliest event reported):
                                                 January 6, 2009

                                               THE FIRST BANCSHARES, INC.
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                              (Exact name of registrant as specified in its charter)

          MISSISSIPPI                                 33-94288                           64-0862173
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(State or other jurisdiction of                      (Commission                        (IRS employer
       incorporation)                                File Number)                       Identification No.)

         6480 US Highway 98 West
         Hattiesburg, Mississippi                                              39402
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(Address of principal executive offices)                                    (Zip Code)

Registrant's telephone number, including area code:    (601) 268-8998

                                                   Not applicable
                                                   --------------
                            (Registrant's former address of principal executive offices)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01  Other Events.

On January 6, 2009, The First Bancshares, Inc. received preliminary approval from the United States Department of the Treasury ("Treasury") to participate in the Treasury's Capital Purchase Program. The Company has the ability to issue and sell to the Treasury preferred stock and warrants to purchase shares of common stock of the Company in accordance with the terms of the Capital Purchase Program for an aggregate purchase price of up to $5.0 million.
The Treasury's term sheet describing the Capital Purchase Program is available on the Treasury's website at
http://www.ustreas.gov. The Company is currently evaluating whether to participate in this Capital Purchase Program.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 8, 2009
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                                                     THE FIRST BANCSHARES, INC.

                                                     By:    /s/ Donna T. Lowery
                                                           -------------------------------------------
                                                     Name:    Donna T. Lowery
                                                     Title:   Chief Financial Officer